016570| 003590|127C|RESTRICTED||4|057-423

Repros
THERAPEUTICS INC.

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

SERIES A WARRANTS

SERIES A WARRANTS

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Repros
THERAPEUTICS INC.

Certificate Number
ZQ 000000

Shares
000000****
000000**
****000000****
*****000000***
******000000**

REPROS THERAPEUTICS INC.

VOID AFTER 5 P.M. EASTERN STANDARD TIME ON ____________ 2016 SERIES A WARRANTS TO PURCHASE COMMON STOCK

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 76028H 11 8
SEE REVERSE FOR CERTAIN DEFINITIONS

or its registered assigns, is the registered holder of the following number of Series A Warrants

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

[illegible]

[illegible]

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________________
AUTHORIZED SIGNATURE

FACSIMILE SIGNATURE TO COME
President

FACSIMILE SIGNATURE TO COME
Secretary

SECURITY INSTRUCTIONS ON REVERSE

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